Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc. (“Holdings”), each hereby certifies that, to his knowledge on the date hereof:

(a)    the Form 10-K of Holdings for the year ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Holdings.

A signed original of this written statement required by Section 906 has been provided to Holdings and will be retained by Holdings and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 31, 2003

By:	/s/ Hugh Panero
Hugh Panero
President and Chief Executive Officer
(principal executive officer)

Date: March 31, 2003

By:	/s/ Joseph J. Euteneuer
Joseph J. Euteneuer
Executive Vice President and Chief Financial Officer
(principal financial officer)